Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of May 30, 2017, among ALERE INC., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders (as defined in the Credit Agreement referred to below) party hereto, GOLDMAN SACHS BANK USA, as the B Term Loan Administrative Agent (as defined in the Credit Agreement referred to below), and HEALTHCARE FINANCIAL SOLUTIONS, LLC, as the Pro Rata Administrative Agent (as defined in the Credit Agreement referred to below), is made with reference to that certain Credit Agreement, dated as of June 18, 2015 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agents (as defined in the Credit Agreement referred to below) and the other parties thereto.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agents and each Lender party hereto desire to amend the Credit Agreement and to waive certain Defaults thereunder, in each case as provided herein;

NOW, THEREFORE, it is agreed:

I.            Amendments and Modifications to Credit Agreement.

1.            Section 1.1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“2017 Specified Audited Financial Statements” has the meaning specified in Section 6.1(b).

“2017 Specified Unaudited Financial Statements” has the meaning specified in Section 6.1(a).

“Fourth Amendment Consenting Lender” means any Lender that has delivered to its Applicable Administrative Agent (or its counsel) an executed counterpart of the Fourth Amendment on or prior to noon, New York City time, on May 26, 2017.

“Fourth Amendment Effective Date” means May 30, 2017.

2.            Section 6.1(a) of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with the following further proviso:

“ ; provided, further, however, with respect to the Fiscal Quarter ended March 31, 2017, the foregoing quarterly financial statements (such quarterly financial statements for the Fiscal Quarter ended March 31, 2017 being herein referred to as the “2017 Specified Unaudited Financial Statements”) do not have to be delivered by the Borrower to the Administrative Agents until the earliest of (i) the date that is 10 Business Days after the Borrower’s delivery to the Administrative Agents pursuant to Section 6.1(b) of the 2017 Specified Audited Financial Statements, (ii) to the extent that the trustee for any of the Existing 2018 Senior Notes, the Existing 2020 Subordinated Notes and/or the New 2023 Subordinated Notes has delivered a notice to the Borrower in accordance with the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture (as applicable), in any such case, relating to the Borrower’s failure to timely deliver the 2017 Specified Unaudited Financial Statements pursuant to the terms of any such indenture, the date that is three Business Days prior to the earliest date (after giving effect to any applicable grace or cure periods or any waivers, written consents or other types of extensions from the requisite holders of the applicable series of notes) that an event of default would arise under the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture, as applicable, as a result of the Borrower’s failure to timely deliver such 2017 Specified Unaudited Financial Statements, (iii) July 28, 2017 and (iv) the occurrence of any Event of Default.”

3.            Section 6.1(b) of the Credit Agreement is hereby amended by replacing the text following the last instance of the text “provided, further, however,” with the following text:

“with respect to the Fiscal Year ended December 31, 2016, the foregoing audited financial statements (and related certification by the Group Members’ Accountants) (such audited financial statements and related certification for the Fiscal Year ended December 31, 2016 being herein referred to as the “2017 Specified Audited Financial Statements”) do not have to be delivered by the Borrower to the Administrative Agents until the earliest of (i) July 15, 2017, (ii) the date that is three Business Days prior to the earliest date (after giving effect to any applicable grace or cure periods or any waivers, written consents or other types of extensions from the requisite holders of the applicable series of notes) that an event of default would arise under the Existing 2018 Senior Notes Indenture, the Existing 2020 Subordinated Notes Indenture and/or the New 2023 Subordinated Notes Indenture as a result of the Borrower’s failure to timely deliver such 2017 Specified Audited Financial Statements and (iii) the occurrence of any Event of Default.”

II.            Limited Waiver.

Upon the satisfaction of the conditions precedent set forth in  Section III.5 hereof, and in reliance upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and in this Fourth Amendment, the Lenders hereby waive any Defaults and/or Events of Default that may have occurred, are occurring or hereafter occur solely as a result of (i) the Borrower’s failure to deliver the unaudited Consolidated financial statements for the Fiscal Quarter ended March 31, 2017 pursuant to Section 6.1(a) of the Credit Agreement by no later than 45 days after the end of such Fiscal Quarter, together with the corresponding Compliance Certificate pursuant to Section 6.1(c) of the Credit Agreement and the related information pursuant to Section 6.1(f) of the Credit Agreement, (ii) the Borrower’s failure to deliver the audited Consolidated financial statements for the Fiscal Year ended December 31, 2016 pursuant to Section 6.1(b) of the Credit Agreement by no later than 90 days after the end of such Fiscal Year, together with the corresponding Compliance Certificate pursuant to Section 6.1(c) of the Credit Agreement and the related information pursuant to Sections 6.1(d), 6.1(f), 6.1(g) and 6.1(h) of the Credit Agreement, (iii) any restatement, revision or other adjustment of any of the Borrower’s financial statements delivered to any Person prior to March 31, 2017 that may be required as a result of or in connection with the review described in the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on May 22, 2017 or any exhibits thereto (together, the “May 8-K”) as a result of (1) the Borrower’s incorrect recognition of revenue transactions due to the incorrect application of revenue recognition principles, inappropriate conduct or otherwise, substantially as described in the May 8-K, for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016 (and each of the quarters in those annual periods) or (2) certain financial adjustments substantially as described in the May 8-K or otherwise included in the financial tables included in the May 8-K or (iii) any breach of any representation or warranty or affirmative covenant as a result of any misstatement or inaccuracy in any certificate, projection, management’s discussion and analysis, report, opinion or statement (including any financial statement) delivered to any Person that is discovered as part of or in connection with the review described in the May 8-K or otherwise included in the financial tables included in the May 8-K to the extent that such breach is due to (1) the Borrower’s incorrect recognition of revenue transactions due to the incorrect application of revenue recognition principles, inappropriate conduct or otherwise, substantially as described in the May 8-K, for the years ended December 31, 2011, 2012, 2013, 2014, 2015 and 2016 (and each of the quarters in those annual periods) or (2) certain financial adjustments substantially as described in the May 8-K or otherwise included in the financial tables included in the May 8-K (the Defaults and/or Events of Default referred to in preceding clauses (i), (ii) and (iii), collectively, the “Specified Defaults”). The waiver contained in this Section II is limited as specified herein and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of (x) any other Default or Event of Default or (y) any other term or condition of the Credit Agreement or the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by either Administrative Agent or the Lenders to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.  The Borrower hereby acknowledges and agrees that, notwithstanding anything contained in the Credit Agreement or any of the other Loan Documents to the contrary, the failure by the Borrower to (i) deliver the unaudited Consolidated financial statements for the Fiscal Quarter ended March 31, 2017 pursuant to Section 6.1(a) of the Credit Agreement, as amended by this Fourth Amendment (the “Fourth Amended Credit Agreement”), or (ii) deliver audited Consolidated financial statements for the Fiscal Year ended December 31, 2016 pursuant to Section 6.1(b) of the Fourth Amended Credit Agreement, together with the corresponding Compliance Certificates pursuant to Section 6.1(c) of the Fourth Amended Credit Agreement and the related information pursuant to Section 6.1(f) of the Fourth Amended Credit Agreement on or before the respective deadlines set forth in the provisos in Section 6.1(a) and Section 6.1(b) of the Fourth Amended Credit Agreement shall constitute an immediate Event of Default under the Credit Agreement without the need for any further notice by either Administrative Agent or the expiration of any additional grace periods.

III.            Miscellaneous Provisions.

1.            Representations and Warranties.  To induce the Administrative Agents and the Lenders to enter into this Fourth Amendment, each Loan Party represents and warrants to the Administrative Agents and the Lenders on and as of the Fourth Amendment Effective Date (as defined below) that:

(a)            The execution, delivery and performance by the Borrower and each Guarantor of this Fourth Amendment and the performance of the Fourth Amended Credit Agreement, and the acknowledgment of this Fourth Amendment by the other Loan Parties signatory hereto: (i) are within each such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action, (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of their respective Subsidiaries, other than those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of their respective Subsidiaries and (iii) do not require any Loan Party to obtain any Permit from, or make any filing with, any Governmental Authority or obtain any consent from, or notice to, any Person, other than (A) as has been obtained and made on or prior to the Fourth Amendment Effective Date and which remains in full force and effect on the Fourth Amendment Effective Date and (B) filings of (or relating to) the Loan Documents with the SEC pursuant to the Borrower’s public disclosure obligations under applicable United States federal securities laws and/or the rules of any securities exchange on which the Borrower’s securities are listed, except where the failure to obtain any such Permit, make any such filing or obtain any such consent could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)            This Fourth Amendment has been duly executed and delivered by or on behalf of the Borrower and acknowledged by each other Loan Party.

(c)            Each of this Fourth Amendment and the Fourth Amended Credit Agreement is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(d)            No Default (other than the Specified Defaults) or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date or would occur after giving effect to this Fourth Amendment.  Without limiting the generality of the foregoing, the Borrower is in compliance with Section 5.1 of the Credit Agreement in respect of its Fiscal Quarter ended December 31, 2016.

(e)            No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right or power to enter into or perform any of its obligations under this Fourth Amendment, the Fourth Amended Credit Agreement or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Fourth Amendment, the Fourth Amended Credit Agreement or any other Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to such Loan Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.

(f)            Other than as set forth in this Fourth Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

2.            No Waivers/Consents/Amendments.  Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this Fourth Amendment shall not be deemed a waiver or modification of any other term or condition of any Loan Document and shall not be deemed to prejudice any rights, remedies, powers or privileges which any Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time. This Fourth Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

3.            Affirmation of Obligations.  Each of the Loan Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations under the Guaranty and Security Agreement, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof, in each case after giving effect to this Fourth Amendment.

4.            Costs and Expenses.  The Borrower hereby reconfirms its obligations pursuant to Section 11.3(a) of the Credit Agreement and any engagement letter relating to this Fourth Amendment to pay and reimburse the Administrative Agents (and their respective Affiliates) for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and all other documents and instruments delivered in connection herewith.

5.            Amendment Effectiveness.  This Fourth Amendment shall become effective on the date on which each of the following conditions shall have been satisfied (the “Fourth Amendment Effective Date”).

(a)            Amendment.  The Administrative Agents shall have received copies of signature pages to this Fourth Amendment, duly executed and delivered (including by way of facsimile or other electronic transmission) by each Administrative Agent, the Borrower and the Required Lenders, and acknowledged by each of the other Loan Parties.

(b)            Payment of Fees, Costs and Expenses.  The Borrower shall have paid, by wire transfer of immediately available funds:

(i)            to the Administrative Agents and their respective Affiliates, all reasonable and documented costs, fees and expenses due and owing in connection with this Fourth Amendment and the other Loan Documents (to the extent required to be paid under Section 11.3(a) of the Credit Agreement and any engagement letter relating to this Fourth Amendment);

(ii)            to the Applicable Administrative Agent, for the account of each Lender that has delivered to the Applicable Administrative Agent (or its counsel) an executed counterpart of this Fourth Amendment on or prior to noon, New York City time, on May 26, 2017, a fee (collectively, the “Fourth Amendment Fee”) in an amount equal to 0.25% of the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the Fourth Amendment Effective Date and (ii) the Revolving Credit Commitment of such Lender as in effect on the Fourth Amendment Effective Date; and

(iii)            to White & Case LLP, as counsel to the Administrative Agents, all reasonable and documented fees and expenses of White & Case LLP in connection with the Loan Documents and this Fourth Amendment.

(c)            No Default; Representations and Warranties.  (i) No Default (other than the Specified Defaults) or Event of Default shall have occurred and be continuing or would occur after giving effect to this Fourth Amendment and (ii) the representations and warranties made by or on behalf of the Borrower and each other Loan Party in this Fourth Amendment and, other than as set forth in this Fourth Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

(d)            Officer’s Certificate. The Borrower shall have delivered to the Administrative Agents a certificate executed by a Responsible Officer of the Borrower certifying that the conditions set forth in preceding clause (c) have been satisfied as of the Fourth Amendment Effective Date.

(e)            Unaudited Financial Statements. The Borrower shall have delivered to the Administrative Agents a preliminary unaudited Consolidated balance sheet of the Borrower as of the end of the Fiscal Year ended December 31, 2016 and related unaudited Consolidated statements of profit and loss and cash flow for such Fiscal Year; it being agreed that the

Borrower makes no representation or warranty with respect to any such preliminary financial statements.

6.            Governing Law.  This Fourth Amendment, and the rights and obligations of the parties hereto, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.            Counterparts.  This Fourth Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Fourth Amendment as of the date first above written.

ALERE INC.

By:	/s/ James F. Hinrichs
Name: James F. Hinrichs
Title: CFO

GOLDMAN SACHS BANK USA, as B Term Loan Administrative Agent

By:	/s/ Gabriel Jacobson
Name: Gabriel Jacobson
Title: Authorized Signatory

HEALTHCARE FINANCIAL SOLUTIONS, LLC, as Pro Rata Administrative Agent, L/C Issuer and Lender

By:	/s/ Ivan Medarov
Name: Ivan Medarov
Title: Duly Authorized Signatory

[Signature Page to Alere Fourth Amendment]

SIGNATURE PAGE TO THE FOURTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE LENDERS PARTY THERETO, GOLDMAN SACHS BANK USA, AS B TERM LOAN ADMINISTRATIVE AGENT, HEALTHCARE FINANCIAL SOLUTIONS, LLC, AS PRO RATA ADMINISTRATIVE AGENT AND L/C ISSUER AND THE OTHER PARTIES PARTY THERETO

[NAME OF LENDER][1]

By:
Name:
Title:

[By:
Name:
Title:][2]

1 Signature pages for Required Lenders on file with the Administrative Agents.
2 If second signature line is required.

[Signature Page to Alere Fourth Amendment]

ACKNOWLEDGED AND AGREED:

ALERE CONNECT, LLC
ALERE HOLDCO, INC.
ALERE HOME MONITORING, INC.
ALERE INFORMATICS, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE NORTH AMERICA, LLC.
ALERE PHOENIX ACQ, INC.
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE TOXICOLOGY, INC.
ALERE TOXICOLOGY SERVICES, INC.
ALERE US HOLDINGS, LLC
AMEDITECH INC.
AMERICAN MEDICAL SUPPLIES, INC.
ATS LABORATORIES. INC.
AVEE LABORATORIES INC.
BIOSITE INCORPORATED
ESCREEN, INC.
FIRST CHECK DIAGNOSTICS LLC
GLOBAL ANALYTICAL DEVELOPMENT LLC
INNOVACON, INC.
INSTANT TECHNOLOGIES, INC.
INSTANT TECH SUBSIDIARY ACQUISITION INC.
INVERNESS MEDICAL, LLC
IONIAN TECHNOLOGIES, LLC
LABORATORY SPECIALISTS OF AMERICA, INC.
PEMBROOKE OCCUPATIONAL HEALTH, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
STANDING STONE, LLC
SPDH, INC.

By:	/s/ Douglas J. Barry
	Name:	Douglas J. Barry
Signing in his capacity as the Secretary or Assistant Secretary, as applicable, for each of the above listed Guarantors

[Signature Page to Alere Fourth Amendment]